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                                                                       Exhibit 5

                             MAYER, BROWN & PLATT

                           190 SOUTH LA SALLE STREET

                         CHICAGO, ILLINOIS 60603-3441

                                                                  MAIN TELEPHONE
                                                                   312-782-0600
                                                                      MAIN FAX
                                                                    312-701-7711




                                April 29, 1999



The Board of Trustees
Archstone Communities Trust
7670 South Chester Street
Englewood, Colorado 80112

Ladies and Gentlemen:

     We have acted as special counsel to Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), in connection with the registration of up to 908,927 common shares of beneficial interest in Archstone Communities Trust (the "Common Shares") which may be issued in exchange for units of partnership interest ("Units") in Atlantic Multifamily Limited Partnership - I (the "Partnership") pursuant to the Agreement of Limited Partnership dated as of April 30, 1998 among Archstone and the limited partners in the Partnership (the "Partnership Agreement") and as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     As special counsel to Archstone, we have examined originals or copies, certified or otherwise identified to our satisfaction, of Archstone's declaration of trust and bylaws, the Partnership Agreement, resolutions of Archstone's Board of Trustees and such of Archstone's records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued upon conversion of Units in accordance with the terms of the Partnership Agreement, the Common Shares will be legally issued, fully paid and, except as described in the Registration Statement under the caption "Comparison of Ownership of Units and Common Shares - Liability of Investors," nonassessable.


CHICAGO BERLIN CHARLOTTE COLOGNE HOUSTON LONDON LOS ANGELES NEW YORK WASHINGTON
   INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS
           INDEPENDENT PARIS CORRESPONDENT: LAMBERT ARMENIADES & LEE
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The Board of Trustees
Archstone Communities Trust
April 29, 1999

Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

     The opinions contained herein are limited to Federal laws of the United States, the laws of the State of Illinois and the laws of the State of Maryland governing real estate investment trusts. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.

     These opinions are furnished to you solely for your benefit in connection with the transactions described herein and are not to be used for any other purpose without our prior written consent.


                                  Very truly yours,



                                  MAYER, BROWN & PLATT